Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reserves report for Concho Resources Inc. (the "Company") dated January 20, 2015, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

                                                                                              NETHERLAND, SEWELL & ASSOCIATES, INC.

By:         /s/ C.H. (Scott) Rees III

C.H. (Scott) Rees III, P.E.

Chairman and Chief Executive Officer

Dallas, Texas

June 5, 2015

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